As Filed with the Securities and Exchange Commission on November 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIT Mining Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

428 South Seiberling Street

Akron, Ohio 44306

United States of America

+1 (346) 204-8537

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2021 Share Incentive Plan

(Full title of the Plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yi Gao, Esq.

Simpson Thacher & Bartlett

35th Floor, ICBC Tower

3 Garden Road, Central

Hong Kong, China

(852) 2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (“Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering an aggregate of 78,962,490 additional Class A ordinary shares, par value US$0.00005 per share, (the “Class A Ordinary Shares”) in the capital of BIT Mining Limited (the “Registrant”) which are reserved for issuance under the Registrant’s 2021 Share Incentive Plan (the “2021 Plan”). These 78,962,490 additional Class A Ordinary Shares have been authorized under the 2021 Plan pursuant to the 2021 Plan’s evergreen provision. These 78,962,490 additional Class A Ordinary Shares are additional securities of the same class as other securities for which a registration statement on Form S-8 (File No. 333-256273) was filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2021 (the “Prior S-8 Registration Statement”), and were not previously registered under the Prior S-8 Registration Statement.

An aggregate of 73,196,476 Class A Ordinary Shares in the capital of the Registrant were previously registered for issuance under the 2021 Plan pursuant to the Prior S-8 Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior S-8 Registration Statement are incorporated by reference into this Registration Statement, except as otherwise set forth herein.

In accordance with the terms of the 2021 Plan, the total number of ordinary shares which may be issued under the 2021 Plan shall not exceed 12% of the issued and outstanding share capital of the Registrant from time to time (subject to adjustment for share splits, reverse share splits or similar events as set forth in Section 9 of the 2021 Plan), on an as-exercised and fully diluted basis.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a) The Registrant’s registration statement on Form S-8 (File No. 333-256273) filed with the Commission on May 19, 2021;

(b) The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2022 (File No. 001-36206) filed with the Commission on April 17, 2023, which includes audited financial statements for the year ended December 31, 2022; and

(c) The description of the Registrant’s Class A Ordinary Shares contained in its Registration Statement on Form 8-A (File No. 001-36206) originally filed with the Commission on November 18, 2013 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (File No. 333-191844), as amended, originally filed with the Commission on October 22, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Second Amended and Restated Memorandum and Articles of Association of BIT Mining Limited (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (File No. 333-191844), initially filed on October 22, 2013)

4.2	2021 Share Incentive Plan (incorporated by reference to Exhibit 4.69 to the Annual Report on Form 20-F (File No. 001-36206), filed on April 14, 2021)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.2*	Consent of MaloneBailey, LLP

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

107*	Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Akron, Ohio on November 13, 2023.

BIT Mining Limited

By:	/s/ Xianfeng Yang

Name:	Xianfeng Yang
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Xianfeng Yang as his true and lawful attorney-in-fact and agent, with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on November 13, 2023.

Signature	Capacity

/s/ Bo Yu	Chairman, Chief Operating Officer
Bo Yu

/s/ Man San Vincent Law	Executive Director
Man San Vincent Law

/s/ Xianfeng Yang	Chief Executive Officer (principal executive officer)
Xianfeng Yang

/s/ Qian Sun	Director
Qian Sun

/s/ Honghui Deng	Director
Honghui Deng

/s/ Heng Henry Lu	Director
Heng Henry Lu

/s/ Qiang Yuan	Chief Financial Officer (principal financial officer)
Qiang Yuan

Signature of authorized representative in the United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of BIT Mining Limited, has signed this Registration Statement in New York, on November 13, 2023.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries

Name:	Colleen A. De Vries
Title:	Senior Vice President